EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-78379, 333-35484, 333-99251, 333-116062, 333-167256, 333-182999, and 333-190826 on Form S-8 and Registration Statement No. 333-182759 on Form S-3 of our reports dated February 26, 2015, relating to the consolidated financial statements of StanCorp Financial Group, Inc. and subsidiaries, and the effectiveness of StanCorp Financial Group, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon February 26, 2015